UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2010

DELTA AIR LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia  30320-6001

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (404) 715-2600

Registrant’s Web site address:    www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Delta Air Lines, Inc. (the “Company”) held on June 30, 2010, three proposals were voted upon by the Company’s stockholders.  The proposals are described in detail in the Company’s definitive proxy statement filed on April 30, 2010.   A brief description of the proposals and the final results of the votes for each matter follows:

1.           The stockholders elected all thirteen director nominees to serve as members of the Company’s board of directors until the Company’s 2011 Annual Meeting of Stockholders:

Nominee	For	Against	Abstain	Broker Non-Votes
Richard H. Anderson	614,501,002	8,589,531	1,015,821	71,958,137
Edward H. Bastian	613,165,746	9,679,106	1,261,502	71,958,137
Roy J. Bostock	616,910,119	5,236,187	1,960,048	71,958,137
John S. Brinzo	613,051,598	8,661,163	2,393,593	71,958,137
Daniel A. Carp	617,238,090	4,363,358	2,504,906	71,958,137
John M. Engler	616,847,664	5,287,508	1,971,182	71,958,137
Mickey P. Foret	610,072,859	12,717,725	1,315,770	71,958,137
David R. Goode	609,472,122	12,215,072	2,419,160	71,958,137
Paula Rosput Reynolds	615,351,030	6,792,366	1,962,958	71,958,137
Kenneth C. Rogers	614,217,340	7,595,369	2,293,645	71,958,137
Rodney E. Slater	613,856,869	8,422,216	1,827,269	71,958,137
Douglas M. Steenland	603,452,529	19,722,561	931,264	71,958,137
Kenneth B. Woodrow	613,248,211	8,612,876	2,245,267	71,958,137

2.         The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent auditors for 2010:

For	Against	Abstain	Broker Non-Votes
687,621,435	6,792,460	1,651,596	Not Applicable

3.           The stockholders did not approve the adoption of a stockholder proposal relating to cumulative voting for the election of directors:

For	Against	Abstain	Broker Non-Votes
184,725,462	436,490,845	2,891,047	71,958,137

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

By: /s/ Leslie P. Klemperer
Date: July 1, 2010	Leslie P. Klemperer Vice President - Deputy General Counsel and Secretary